Exhibit 99.1

Exhibit No.	Exhibit

99.1

Copies of disclosure letters that PLDT Inc. (the “Company”) filed today with the Philippine Dealing and Exchange Corporation (“PDEx”), the Securities and Exchange Commission (“SEC”), and the Philippine Stock Exchange, Inc. (“PSE”) in response to the letter from PDEx dated July 20, 2023 requesting the Company to confirm the veracity of the news article entitled “PLDT gets NTC nod for two cable landing stations” as posted in BusinessWorld (Online Edition) on July 20, 2023.

26 July 2023

PHILIPPINE DEALING AND EXCHANGE CORP.

29th Floor BDO Equitable Tower

Paseo de Roxas, Makati City

ATTENTION: ATTY. MARIE ROSE M. MAGALLEN-LIRIO

Head – Issuer Compliance and Disclosure Department

Gentlemen:

We reply to your letter dated 20 July 2023 requesting for confirmation of the veracity of the excerpt from the BusinessWorld article, as below:

“PLDT Inc. said on Wednesday that it received provisional authority from the National Telecommunications Commission (NTC) to construct two new cable stations.

The two new stations in Baler, Aurora, and Digos, Davao del Sur will host the Apricot cable system, an intra-Asia submarine cable that faces the Pacific side of the Philippines.

They will give telecommunication companies alternate routes that do not traverse the usual West Philippine Sea waters, PLDT said in a press release.

“The Apricot cable system’s route ensures a significantly higher degree of resilience. When our Baler and Davao cable landing stations are completed, PLDT will have alternate sites facing the Pacific, making it easier to hook up to data offices in the US,” said PLDT President and Chief Executive Officer Alfredo S. Panlilio in a statement.

The new cable landing facilities and the Apricot cable system are expected to be completed by 2025 and will connect the Philippines to Japan, Singapore, Indonesia, Taiwan, and Guam.

The cable system will further augment PLDT’s international capacity and raise it to more than 140 terabytes per second once fully equipped.”

Please be advised that:

•
PLDT confirms receipt of Provisional Authorities from the National Telecommunications Commission to establish, install, and operate two (2) international cable landing stations in:
o
Baler, Quezon
o
Digos, Davao del Sur

•
The above cable landing stations will host the Apricot Cable System (“APRICOT”)

•
Based on the latest timetable, APRICOT will be ready for service by end 2025

•
When the Asia Direct Cable (ADC) and APRICOT are fully equipped, PLDT’s total international capacity is anticipated to be more than 140 terabytes per second (TBps), higher than the previous estimate of 130TBps resulting from a higher number of fiber pairs to be commissioned for ADC.

Very truly yours,

/s/Melissa V. Vergel de Dios

MELISSA V. VERGEL DE DIOS

Corporate Information Officer

Chief Sustainability Officer and

Head – Investor Relations

July 26, 2023

The Philippine Stock Exchange, Inc.

6/F Philippine Stock Exchange Tower

28th Street corner 5th Avenue

Bonifacio Global City, Taguig City

Attention: Ms. Alexandra D. Tom Wong

Officer-in-Charge, Disclosure Department

Securities & Exchange Commission

Secretariat Building, PICC Complex

Roxas Boulevard, Pasay City

Attention: Mr. Vicente Graciano P. Felizmenio, Jr.

Director – Markets and Securities Regulation Department

Gentlemen:

We furnish you with a copy of our letter dated July 26, 2023 in response to the Philippine Dealing and Exchange Corporation’s letter dated July 20, 2023 wherein PLDT Inc. was requested to confirm the veracity of the news article entitled “PLDT gets NTC nod for two cable landing stations” as posted in BusinessWorld (Online Edition) on July 20, 2023.

Very truly yours,

/s/Abner Tito L. alberto

Abner Tito L. Alberto

Assistant Corporate Secretary

COVER SHEET

SEC Registration Number
P	W	-	5	5

Company Name

P	L	D	T	I	N	C.

Principal Office (No./Street/Barangay/City/Town/Province)

R	A	M	O	N		C	O	J	U	A	N	G	C	O	B	U	I	L	D	I	N	G

M	A	K	A	T	I		A	V	E	N	U	E

M	A	K	A	T	I		C	I	T	Y

Form Type			Department requiring the report				Secondary License Type, If Applicable
17	-	C	M	S	R	D

COMPANY INFORMATION

Company’s Email Address	Company’s Telephone Number/s	Mobile Number

No. of Stockholders	Annual Meeting Month/Day	Fiscal Year Month/Day
11,415 As of June 30, 2023	Every 2nd Tuesday of June	December 31

CONTACT PERSON INFORMATION
The designated contact person MUST be an Officer of the Corporation

Name of Contact Person	Email Address	Telephone Number/s	Mobile Number
Marilyn A. Victorio-Aquino	mvaquino@pldt.com.ph	82500254
Name of Contact Person	Email Address	Telephone Number/s	Mobile Number

Contact Person’s Address
MGO Building, Legaspi St. corner Dela Rosa St., Makati City

Note: In case of death, resignation or cessation of office of the officer designated as contact person, such incident shall be reported to the Commission within thirty (30) calendar days from the occurrence thereof with information and complete contact details of the new contact person designated.

SECURITIES AND EXCHANGE COMMISSION

CURRENT REPORT UNDER SECTION 17

OF THE SECURITIES REGULATION CODE

AND SRC RULE 17.1

1.	July 26, 2023
Date of Report (Date of earliest event reported)

2.	SEC Identification Number PW-55

3.	BIR Tax Identification No. 000-488-793

4.	PLDT Inc.
Exact name of issuer as specified in its charter

5.	PHILIPPINES	6. ____________ (SEC Use Only)
	Province, country or other jurisdiction of Incorporation	Industry Classification Code

7.	Ramon Cojuangco Building, Makati Avenue, Makati City	1200
	Address of principal office	Postal Code

8.	(632) 82500254
Issuer's telephone number, including area code

9.	Not Applicable
Former name or former address, if changed since last report

10.	Securities registered pursuant to Sections 8 and 12 of the Securities Regulation Code and Sections 4 and 8 of the Revised Securities Act

Title of Each Class	Number of Shares of Common Stock Outstanding and Amount of Debt Outstanding

11. Item 9 (Other Events)

Attached herewith is a copy of our letter dated July 26, 2023 in response to the Philippine Dealing and Exchange Corporation’s letter dated July 20, 2023 wherein PLDT Inc. was requested to confirm the veracity of the news article entitled “PLDT gets NTC nod for two cable landing stations” as posted in BusinessWorld (Online Edition) on July 20, 2023.

Pursuant to the requirements of the Securities Regulation Code, the Company has duly authorized and caused this Report to be signed on its behalf by the undersigned.

PLDT INC.

By:

/s/Abner Tito L. Alberto

Abner Tito L. Alberto

Assistant Corporate Secretary

July 26, 2023

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused this report to be signed on its behalf by the undersigned.

PLDT Inc.
By	:	/s/ Abner Tito L. Alberto
Name	:	Abner Tito L. Alberto
Title	:	Assistant Corporate Secretary

Date : July 26, 2023